TRUST AGREEMENT
                               FOR THE
                           RUBY TUESDAY, INC.
                      DEFERRED COMPENSATION PLAN


	THIS TRUST AGREEMENT is made this 1st day of July, 1997, between RUBY TUESDAY, INC., a corporation organized under the laws of the State of Georgia (the "Primary Sponsor"), each related corporation or business executing this Trust Agreement (the Primary Sponsor and each related corporation or business being sometimes hereinafter referred to as a "Plan Sponsor"); and THE PRUDENTIAL TRUST COMPANY, a Pennsylvania corporation (the "Trustee").

                          W I T N E S S E T H:

	WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Deferred Compensation Plan (the "Plan"), which was established by indenture dated December 18, 1989, to provide benefits in the form of deferred compensation to a select group of management or highly compensated employees of the Primary Sponsor or any of its related corporations or businesses; and

	WHEREAS, Morrison Restaurants Inc., as predecessor-in-interest to the Primary Sponsor, by agreement dated June 16, 1988 established an irrevocable grantor trust (the "Trust"), within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code") to assist it and any of its related corporations or businesses in meeting its obligations under the Plan; and

	WHEREAS, the Primary Sponsor desires to amend and restate the existing trust agreement originally executed by and between Morrison Restaurants Inc. and AmSouth Bank N.A., dated December 1, 1992, which agreement, as amended, contains the existing terms of the Trust (the "Prior Trust Agreement"); and

	WHEREAS, the Board of Directors of the Primary Sponsor has approved the amendment and restatement of the Prior Trust Agreement as embodied herein (the "Trust Agreement");

	NOW, THEREFORE, the Primary Sponsor hereby restates the Trust, effective as of July 1, 1997, as follows:

	SECTION I.
	INCORPORATION OF PLAN

	All terms and conditions set forth in the Plan are incorporated by reference except to the extent that the terms of the Trust indicate to the contrary. In the event of a conflict between the terms and provisions of the Trust Agreement and those the Plan, the terms and provisions of the Trust Agreement shall be given precedence. However, nothing contained in the Trust Agreement is intended to diminish the amount of benefits required to be paid for the benefit of any participant under the terms of the Plan. To the extent possible, the terms and provisions of the Plan and those of the Trust Agreement shall be interpreted as mutually consistent.

	SECTION II.
	ESTABLISHMENT OF THE FUND

	The Primary Sponsor has established a fund with the Trustee (the "Fund") to be held and administered in accordance with this Trust. The Trustee shall accept as part of the Fund all assets as may be delivered by a Plan Sponsor to the Trustee and shall also include all income accruing thereon, except as otherwise provided in this Trust Agreement; provided, however, the Trustee shall not accept interests in real estate or limited partnerships.

	SECTION III.
	MAINTENANCE OF AND DISTRIBUTIONS FROM ACCOUNTS

	A.	The Plan Administrator shall maintain Accounts in
accordance with the Plan.

	B.	The Trustee may rely upon a notice given in accordance
with the Plan. The Trustee shall not be charged with any notice unless given in accordance with the Plan, including notification of any changes in the identity or authority of any person acting in regard to the Plan.

	SECTION IV.
	INVESTMENT OF THE FUND

	A.	The Trustee shall have no authority with respect to the
investment and reinvestment of the Fund except upon receipt of investment directions from the Primary Sponsor or otherwise pursuant to the provisions of Subsection B below and Section VII, the Trustee shall invest the principal and income of the Fund without distinction between principal and income in securities or in property, real or personal and wherever situated. Without limiting the foregoing, the Trustee may purchase, acquire, retain, sell, transfer, pledge or encumber common or preferred stocks, including stock of the Primary Sponsor or any affiliate, shares of mutual funds, including mutual funds for which the Trustee is an advisor, trust and participation certificates, bonds and mortgages, other evidences of indebtedness or ownership, annuity contracts and ordinary and term life insurance contracts of life insurance companies, savings accounts or plans, including savings accounts or plans established or to be established by the Trustee, and group trusts or collective investment funds including group trusts or collective investment funds operated by the Trustee. If the Trustee holds Fund assets for which it has not received instructions, the Primary Sponsor hereby directs the Trustee to invest such assets in the Investment Fund which best preserves principal.

	B.	Prior to the date a Change of Control (as defined in
Section XVI.C hereof) occurs, the Primary Sponsor, and on or after the date a Change of Control occurs, the Trustee, may appoint one or more investment managers (the "Investment Managers") which shall be banks, investment advisers registered under the Investment Advisers Act of 1940, or insurance companies, to direct the Trustee as to the investment of all or a portion of the Fund for the exclusive benefit of the participants of the Plans and their beneficiaries. Notwithstanding the foregoing, prior to the date a Change of Control occurs, the Primary Sponsor may appoint the Trustee (or any of its affiliates) as an Investment Manager, if it is otherwise qualified to serve as an Investment Manager and in such instance, the Trustee shall have discretion over the investment of the Fund.

	The Primary Sponsor shall notify the Trustee of the appointment of any Investment Manager (other than the Trustee) under this Subsection by delivering to the Trustee (i) an executed copy of an instrument under which the Investment Manager was appointed to act hereunder and setting forth the investment powers of the Investment Manager and (ii) a written instrument executed by the Investment Manager in which it acknowledges that it has agreed to act as such. Any notice of appointment pursuant to this Subsection shall constitute a representation and warranty by the Primary Sponsor that the Investment Manager is qualified under and has been appointed in accordance with the provisions hereof. Notwithstanding anything herein contained to the contrary, during the term of its appointment, the Investment Manager shall have the sole responsibility for the investment and reinvestment of the portion of the Fund for which it was appointed to act, and shall have full power in its discretion to direct the Trustee with respect to the exercise by it of its investment powers, including the voting of shares (except as otherwise provided by Section XVI.D hereof). Pending receipt of instructions from any Investment Manager with respect thereto and subject to any investment guidelines agreed to in writing from time to time, any cash received by the Trustee from time to time shall be invested by the Trustee in demand and term notes (including those commonly known as "master notes") maturing not more than three years after the date of purchase thereof, United States Treasury bills, other government and agency obligations maturing not more than three years after the date of purchase thereof, group annuity or other contracts providing a guaranteed rate of return with a maturity not exceeding three years, certificates of deposit, commercial paper, government guaranteed paper, common or collective trust funds, money market mutual funds, other money market instruments, savings accounts or other deposits with a financial institution (including the Trustee, if a financial institution is serving as such) and part interests in any one or more of the foregoing.

	The Primary Sponsor may terminate its appointment of an Investment Manager at any time and shall in writing notify the Trustee of such termination, and may thereafter appoint a successor Investment Manager in the same manner as provided above in this Subsection. Any successor Investment Manager shall thereafter, until its appointment is terminated, be deemed to be an "Investment Manager" for all purposes of this Agreement. If there shall be more than one Investment Manager, the portion of the Fund to be invested by each Investment Manager shall be held in a separate account and the powers and authority of each Investment Manager shall be divided as set forth in the instruments appointing such Investment Managers.

	So long as an Investment Manager (other than the Trustee or one of its affiliates) is serving as such, the Trustee shall be under no duty or obligation to review the assets comprising any portion of the Fund managed by the Investment Manager, to make any recommendations with respect to the investment or reinvestment thereof, or to determine whether any direction received from any Investment Manager is proper or within the terms of this Trust Agreement or to monitor the activities of any Investment Manager.

	C.	The Trustee shall have no liability or responsibility to
the Primary Sponsor or any persons claiming any interest in the Fund for acting without question on the direction of, or for failing to act in the absence of any direction from, any Investment Manager unless the Trustee participated knowingly in, or knowingly undertook to conceal, an act or omission of any Investment Manager constituting a breach of its duties hereunder, knowing such act or omission was a breach of such duties; provided, however, that the Trustee shall not be deemed to have "participated" in a breach by any Investment Manager for the purposes of this undertaking solely as a result of the performance by the Trustee or its officers, employees or agents of any custodial, reporting, recording, and bookkeeping functions with respect to any assets of the Fund managed by any Investment Manager or solely as a result of settling purchase and sale transactions entered into or directed by any Investment Manager, or to have "knowledge" of any such breach solely as a result of the information received by the Trustee or its officers, employees or agents in the normal course in performing such functions or settling such transactions. If the Trustee has actual knowledge of a breach committed by any Investment Manager, it shall promptly notify the Primary Sponsor in writing thereof, and the Trustee, except as required by applicable law, shall thereafter have no responsibility to remedy such breach.

	D.	The Primary Sponsor may, prior to a Change of Control,
direct the Trustee in writing to transfer any portion of the Fund to a subtrustee and to enter into an agreement with the subtrustee reflecting the subtrust arrangement. In the event of a Change of Control, the Primary Sponsor may only direct the Trustee to transfer a portion of the Fund to a subtrustee with the consent of a majority of the participants of the Plan and the designated beneficiaries of deceased participants. The Trustee may terminate a subtrust at any time and direct the subtrustee to return the portion of the Fund held by the subtrustee; provided that prior to a Change of Control the subtrust may only be terminated with the consent of the Primary Sponsor.

	SECTION V.
	POWERS OF THE TRUSTEE

	In the administration of the Trust, in addition to any powers or authority of the Trustee under this Trust or which the Trustee may have under applicable law, the Trustee is authorized and empowered to do the following, without advertisement, without order of court and without having to post bond or make any returns or report of its doings to any court:

	A.	To purchase or subscribe for any securities or property
including, without limitation, securities of a Plan Sponsor and real property leased to or used by a Plan Sponsor;

	B.	To sell, exchange, convey, transfer, or otherwise
dispose of any securities or property held by it, by private contract or at public auction, with or without advertising, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any disposition;

	C.	 Except as provided in Section XVI.D hereof, to vote any
stocks, bonds or other securities, including securities of the Plan Sponsor; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, consent to, or otherwise participate in corporate reorganizations or other changes affecting corporate securities, to delegate discretionary powers, and to-pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to securities or other property held-as part of the Fund;

	D.	To register any investment in its own name or in the
name of a nominee, and-to hold any investment in bearer form or through or by a central clearing corporation maintained by institutions active in the national securities markets, but the records of the Trustee shall at all times show that all the investments are part of the Trust;

	E.	To write covered call options and to purchase or sell
put options and financial futures contracts;

	F.	To employ and act through suitable agents, accountants,
appraisers, actuaries and attorneys (who may be counsel for the Trustee) and to pay their reasonable expenses and compensation, to consult with counsel (who, without limitation, may be counsel to the Trustee).and shall be protected to the extent the law permits in acting upon the advice of counsel in regard to legal questions, and the Trustee shall periodically review the performance of the persons to whom these duties have been delegated, but the Trustee shall not be liable for relying upon the advice and expertise of any such person to the extent permitted by law, provided the Trustee's decisions in selecting and retaining such person were prudently made (it is specifically understood that the Trustee may hire an independent accounting firm to assist in making any insolvency determination and an independent law firm to assist in making any Change in Control determination);

	G.	To borrow or raise moneys for the purposes of the Trust
in the amounts, and upon the terms and conditions, as the Trustee in its discretion may deem advisable; and for any sums borrowed to issue its promissory note as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any borrowing;

	H.	To make, execute, acknowledge and deliver any documents
of transfer and conveyance and any other instruments or agreements that may be necessary or appropriate to carry out the powers of the Trustee under the Trust or incidental thereto;

	I.	To settle, compromise or submit to arbitration any
claims, debts or damages due or owing to or from the Trust, to commence or defend any suits or legal or administrative proceedings arising, necessary or appropriate in connection with the Trust, the administration and operation thereof or the powers or authority of the Trustee under the Trust, and to represent the Trust in all suits and legal and administrative proceedings;

	J.	To keep portions of the Trust in cash or cash balances
as the Trustee may deem to be in the best interest of the Trust;

	K.	To register any investment in its own name or in the
name of a nominee, and to hold any investment in bearer form or through or by a central clearing corporation maintained by institutions active in the national securities markets, but the records of the Trustee shall at all times show that all the investments are part of the Trust; and

	L.	Generally, to do all acts and to execute and deliver all
instruments as in the judgment of the Trustee may be necessary or desirable to carry out any powers or authority of the Trustee.

	SECTION VI.
	INVESTMENT FUNDS

	A.	The assets of the Fund shall be invested in individual
funds (each of which is sometimes hereinafter referred to as an "Individual Fund"), with varying investment objectives, as the Primary Sponsor shall from time to time determine.

	B.	The Primary Sponsor, in its sole discretion may, from
time to time, establish one or more additional Individual Funds, or may change or terminate the availability of any then existing
Individual Fund or Individual Funds for all Members.

	C.	Pursuant to directions from the Primary Sponsor, the
Trustee will keep a portion of the Fund in cash or cash balances as required for the proper administration of Plan contributions and disbursements, which amounts may be held in a separate suspense account maintained by an affiliate of the Trustee. The expense of operating and maintaining such suspense account will be charged against earnings, if any, of such suspense account but will not otherwise be charged back to the Fund to the extent expenses exceed earnings. The Primary Sponsor and Trustee hereby acknowledge that such earnings are never expected to exceed the expenses allocable to the suspense account.

	D.	The Trustee, to the extent directed, may purchase for an
Individual Fund any property of another Individual Fund which would then be appropriate for purchase by that Individual Fund and may exchange property of one Individual Fund for property of another Individual Fund if the exchanged properties would be appropriate for purchase by the respective Individual Funds. Each purchase or exchange shall be made at the fair market value of the property so purchased or exchanged.

	E.	The authority, powers and duties of the Trustee as
described in this Trust Agreement shall be subject to and exercised only in a manner consistent with any selection of Investment Funds by the Primary Sponsor.

	SECTION VII.
	INVESTMENT DIRECTION BY MEMBERS

	A.	Subject to any other rules and restrictions as the Plan
Administrator may prescribe from time to time, with respect to amounts allocated to Employee Deferred Accounts only, each Member may (1) direct that a portion or all of his interest in one or more of the Investment Funds be transferred to one or more of the other Investment Funds or (2) change his election as to the Investment
Funds in which future contributions on his behalf to his Employee Deferred Account shall be invested. The provisions of this Section are contingent upon the availability of transfers among the Investment Funds under the terms of the investments made by each Investment Fund. An investment direction, once given, shall be deemed to be a continuing direction until changed as otherwise provided herein.

	B.	If no investment election is outstanding, all such
contributions shall be allocated to such Investment Fund as the Plan Administrator shall, in its sole discretion, determine.

	C.	Investment directions by Members shall be subject to the
following:

		1.	Investment directions by Members to the Plan
Administrator shall be made in the manner and pursuant to the rules established by the Plan Administrator and shall indicate the manner in which contributions are to be invested in, or the allocation of a Member's Account among, the available
Investment Funds.

		2.	Directions provided to the Trustee shall remain in
effect until superseded by subsequent directions.

	D.	Each direction under the preceding paragraphs received
by the Plan Administrator shall be promptly delivered to the Trustee, and shall be effective as to the Trustee only when received by the Trustee. If a Member directs that all or a portion of his Account be invested in a particular Investment Fund, the Trustee shall use its best efforts to carry out the investment as soon as practicable. However, the Trustee shall never be held liable for failure to carry out an investment direction within the terms of the Trust if the Trustee has made a bona fide effort to follow the direction.

	E.	Any distribution to a Member pursuant to the Plan shall
be pro rata from each Investment Fund, except as otherwise directed by the Plan Administrator.




	SECTION VIII.
	VALUATION AND ALLOCATION

	A.	For all purposes under the Plan and the Trust, including
particularly, but without limitation, valuing the Fund and each Member's Account and allocating to each Member's Account its share of the net income or net loss of the Fund, the following rules shall apply:

		1.	Transfers or payments of funds or assets and the
income, gain, loss, or expenses attributable thereto between Investment Funds shall be deemed made as of the Valuation Date coinciding with or immediately following the actual receipt of transfer or payment instructions in good order, and the funds or assets shall not be credited or charged after such date with any earnings or losses of the Investment Fund from which transferred or paid but shall be credited or charged after such date with any earnings or losses of the Investment Fund to which transferred or paid.

		2. Transfers or payments from an Investment Fund to a Member or his Beneficiary between Valuation Dates shall be charged against the interest of the Member in the Investment
Fund as of the Valuation Date coinciding with or immediately following the actual receipt of transfer or payment instructions in good order and contributions to an Investment
Fund which are allocated to the Account of a Member between Valuation Dates shall be credited to the interest of such Member in such Investment Fund as of the Valuation Date coinciding with or immediately following the actual receipt of transfer or payment instructions in good order.

		3.	Fair market value of the assets of each Investment
Fund shall be determined separately and the net income or net loss of each Investment Fund shall be determined separately.

		4.	The value of a Member's Account, to the extent
invested in Investment Funds, shall be the sum of his proportionate interests in each of the Investment Funds, and the aggregate net income or net loss allocated to a Member's
Account shall be the aggregate of the net income or net loss allocated to his proportionate interests in each of the Investment Funds.

	B.	Subject to the provisions of Subsections C and D below,
the Trustee shall as of each Valuation Date, and at such additional times as the Primary Sponsor may in writing direct, determine the net income or net loss and the fair market value of the assets in the Fund and each Investment Fund, respectively, as determined below:

		1.	To the cash income, if any, since the last
Valuation Date, there shall be added or subtracted, as the case may be, any net increase or decrease, since the last Valuation Date, in the fair market value of the assets of the Fund or Investment Fund, as applicable, since the last
Valuation Date, any gain or loss on the sale or exchange of assets of the Fund or Investment Fund, as applicable, since the last Valuation Date, accrued interest since the last
Valuation Date with respect to any interest-bearing security as to which the purchaser would be required to pay the accrued interest in addition to the quoted price, the amount of any dividend which shall have been declared since the last
Valuation Date but not paid on shares of stock owned by the Trustee if the market quotation used in determining the value of such shares is ex-dividend, and the amount of any other assets of the Fund or Investment Fund determined by the Trustee to be income since the last Valuation Date;

		2.	From the sum thereof there shall be deducted all
charges, expenses, and liabilities accrued since the last
Valuation Date which are proper under the provisions of the Plan and the Trust and which in the discretion of the Trustee are properly chargeable against income for the period.

	C.	Notwithstanding Subsection B hereof, in the event that
an Investment Manager is designated by the Primary Sponsor, or the Trustee after a Change of Control, and if the Investment Manager either directs the investment of or itself invests any assets of the Fund, and if any of such assets are non-listed securities or are not publicly traded or if the fair market value of any of such assets cannot be readily determined, then the Investment Manager shall determine the net income or net loss and the fair market value of such assets and the Trustee shall be entitled to rely upon such determination.

	D.	In the event that an Investment Manager is designated by
the Plan Sponsor, or the Trustee after a Change of Control, and if the Trustee gives the Investment Manager possession of any portion of the assets of the Fund, then the Investment Manager shall determine the net income or net loss and the fair market value of those assets and the Trustee shall be entitled to rely upon the determination.

	SECTION IX.
	DUTIES OF THE TRUSTEE

	A.	Except for records dealing solely with the Trust and its
investments and disbursements, which shall be maintained by the Trustee, each Plan Sponsor shall maintain all records contemplated by the Plan.

	B.	Each Plan Sponsor shall furnish to the Trustee all the
information necessary to determine the benefits payable to or with respect to each Member in the Plan, including any benefits payable after a Member's death. Each Plan Sponsor shall from time to time, and at least annually, and promptly upon the request of the Trustee furnish updated information to the Trustee. In the event the Plan Sponsor refuses or neglects to provide any updated information as contemplated herein, the Trustee shall rely upon the most recent information furnished to it by the Plan Sponsor; provided, however, that on or after a Change of Control, the Trustee shall rely in its discretion upon (1) information furnished to it by the Plan Sponsor prior to a Change of Control, (2) information furnished to it by the Plan Sponsor on or after a Change of Control and/or (3) any information received by it from a Member or designated beneficiary unless the recipient actually knows that any such information is false. The Trustee has no responsibility to verify information provided to them by the Plan Sponsor or any Member or designated beneficiary.

	C.	Upon proper notification from the Plan Sponsor prior to
a Change of Control or upon an independent determination by the Trustee on or after a Change of Control (based on such information as the Trustee shall be entitled to rely upon pursuant to Subsection B above), when, in the opinion of the Plan Sponsor prior to a Change of Control or Trustee on or after a Change of Control, as applicable, a Member's benefits under the Plan have become payable, the Plan Sponsor or Trustee, as applicable, shall notify the Member or the beneficiary of a deceased Member and, if applicable, the Trustee. Such notice shall include the amount of such benefits, the terms of payment, the amount of any taxes required to be withheld from such amount, and the name, address and social security number of the recipient. Upon the receipt of a notification or after making its determination, as applicable, the Trustee shall commence distributions from the Fund in accordance therewith to the person or persons so indicated.

	D.	The Plan Sponsors shall have full responsibility for the
payment of all taxes of any nature levied, assessed or imposed upon the Fund, including the payment of all withholding taxes to the appropriate taxing authority and shall provide the Trustee with such information as necessary to allow it to furnish each Member or beneficiary with the appropriate tax information form evidencing such payment and the amount thereof.

	E.	Prior to a Change of Control, the Trustee shall have no
responsibility for determining whether any Member or beneficiary has died or whether a Member's rights under the terms of the Plan have been forfeited and shall be entitled to rely upon information furnished by the Plan Sponsor. On or after a Change of Control, the Trustee shall determine whether a Member's benefit shall be deemed forfeited or whether a Member or beneficiary has died based on information supplied under Subsection B hereof; provided, however, that a certified death certificate received by the Trustee shall be conclusive evidence of the death of any person regardless of the source of such certificate.

	F.	Nothing provided in this Trust Agreement shall relieve a
Plan Sponsor of its liabilities to pay the benefits provided under the Plan except to the extent such liabilities are met by application of Fund assets.

	G.	Each Plan Sponsor agrees that by the establishment of
this Trust it hereby forgoes any judicial review of any independent determination by the Trustee as to the benefit payable to any persons hereunder. If a dispute arises as to the amounts or timing of any such benefits or the persons entitled thereto under the Plans or this Trust Agreement, the Plan Sponsor agrees that such dispute shall be resolved by binding arbitration proceedings convened in Atlanta, Georgia and conducted in accordance with the rules of the American Arbitration Association and that the results of such proceedings shall be conclusive and shall not be subject to judicial review. It is expressly understood that pending the resolution of any such dispute, payment of benefits shall be made and continued by the Trustee in accordance with its independent determination and that the Trustee shall have no liability with respect to such payments. The Plan Sponsor also agrees to pay the entire cost of any arbitration or legal proceeding initiated by it or by the Trustee or by any Member or beneficiary, including the legal fees of the Trustee and the Member or other claimant regardless of the outcome of any such proceeding.

	SECTION X.
	DISTRIBUTIONS FROM THE FUND

	A.	Consistent with the provisions of Section XII hereof,
the Trustee is authorized to pay from the Fund reasonable expenses of the Trustee, including fees of accountants and legal counsel to the Trust, and the Trustee's compensation.

	B.	The Trustee shall make any distribution required
pursuant to this Trust Agreement by mailing its check or other evidence of payment to the person to whom such distribution or payment is to be made at such address as was last furnished to the Trustee or, if agreeable to the Plan Sponsor and the affected Member and so directed in a written notice to the Trustee by those parties, by crediting the account of such person or by transferring funds to such person's account by bank or wire transfer. The Trustee shall not be required to make any investigation to determine the whereabouts or mailing address of any person. If the person to receive a distribution can not be found, the Trustee shall hold payment or deposit same in a bank (including the Trustee, if a financial institution is serving as such) for the credit of that person without liability for interest thereon. If a check or other evidence of payment of the benefit hereunder has been mailed to the last address of the person furnished the Trustee and is returned unclaimed, the Trustee shall notify the Plan Sponsor and shall discontinue further payments to the payee until it receives instructions from the Plan Sponsor.

	C.	The Trustee shall not be bound by any instruction,
direction or notice unless and until it has been received in writing by the Trustee and may rely upon any instruction, direction or notice of a continuing nature until the Trustee receives a writing which revokes that instruction, direction or notice. The Trustee may without liability assume that any such instruction, direction or notice is genuine unless it has actual knowledge or, after receiving notification of a problem, has reasonably determined that the instruction, direction or notice is not genuine.

	D.	The Trustee shall not be responsible for the application
of any assets held as part of the Fund which have been distributed pursuant to the Plan and the Trust Agreement.

	E.	If any dispute arises as to the persons to whom the
payment of any funds or delivery of any assets shall be made by the Trustee, the Trustee may withhold payment or delivery until the dispute has been determined by a court of competent jurisdiction or has been settled by the parties concerned and may, in its sole discretion, submit the dispute to a court of competent jurisdiction.

SECTION XI.
	CLAIMS OF CREDITORS

	A.	The Fund assets shall be treated as general assets of
the Plan Sponsor and shall remain subject to claims of the general creditors of the Plan Sponsor under applicable state and federal law. Nothing in the Trust Agreement shall affect the rights of any Member as general creditor of the Plan Sponsor. No Member shall have a preferred claim on or any beneficial ownership in the Fund prior to the time for distribution to the Member under the terms of a Plan or the terms of this Trust Agreement. In the event that the Plan Sponsor becomes insolvent as described in Subsection C below, each Member shall be deemed to waive any priority the Member may have under law as an employee with respect to any claim against the Plan Sponsor and the Trust beyond the rights the Member would have as a general creditor of the Plan Sponsor.

	B.	Except as otherwise provided by Subsection C below, no
benefit which shall be payable under the Trust to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent provided by Subsection C below and as may otherwise be required by law.

	C.	The board of directors of a Plan Sponsor shall
immediately notify the Trustee in writing of the insolvency of the Plan Sponsor. For purposes of this Subsection C, the term "insolvency" shall mean the inability of the Plan Sponsor to pay its debts as they become due in the usual course of its business or that the liabilities of the Plan Sponsor are in excess of its assets. Upon receipt of the written notice, the Trustee shall suspend all further payments to Members or their beneficiaries and shall hold the assets of the Trust for the benefit of the creditors of the Plan Sponsor in the manner directed by a court of competent jurisdiction. If the Trustee should receive any written allegation of the insolvency of the Plan Sponsor, the Trustee shall suspend payments to Members and hold the assets of the Trust for the benefit of the creditors of the Plan Sponsor and, within a period of sixty (60) days after the receipt of the written allegation, determine whether the Plan Sponsor is insolvent. If the Trustee determines that the Plan Sponsor is solvent, it shall immediately resume payments to the Members or their beneficiaries. In the event that the Trustee has actual knowledge of the insolvency of the Plan Sponsor, the Trustee shall hold the assets of the Trust for the benefit of the creditors of the Plan Sponsor in the manner directed by a court of competent jurisdiction. Unless the Trustee
(1) has been notified in writing by the board of directors of a Plan Sponsor of the insolvency of a Plan Sponsor, (2) has received any written allegation of the insolvency of a Plan Sponsor or (3) has actual knowledge of the insolvency of a Plan Sponsor, the Trustee shall have no duty to inquire whether a Plan Sponsor is insolvent. The Trustee is hereby authorized to request and rely on a letter from the Primary Sponsor's independent auditors as to the Primary Sponsor's financial status. The Primary Sponsor agrees to exert its best efforts to promote the production of such letter within thirty (30) days after receipt of a request from the Trustee.

	SECTION XII.
	FEES AND EXPENSES

	The compensation and expenses of the Trustee shall be paid from the assets of the Fund. Expenses of the Trustee shall include the reasonable expenses and compensation of third parties employed by the Trustee pursuant to Section IV.F hereof. The Trustee shall be authorized to deduct its compensation and expenses from the Fund no earlier than thirty (30) days after it delivers an invoice for same to the Primary Sponsor.

	SECTION XIII.
	ACCOUNTS

	A.	The Trustee shall keep such records as the Trustee
considers necessary for the management of the Trust. The Trustee's books and records of the Fund shall be open to inspection by the Plan Sponsor and Members during regular business hours of the Trustee.

	B.	The Trustee may establish separate accounts within the
Fund for any group or category of the Plan as it determines appropriate to maintain its books of accounts and other records in accordance with the provisions of the Plan and the Trust Agreement. The Plan Sponsors shall maintain or cause to be maintained accounting records for the Plan sufficient to allow the determination of the portion of the Fund which is allocable both to each of the Plan Sponsors. Irrespective of the commingling of assets of the Plan for investment in the Fund, no portion of the Fund which is allocable to any one of the Plan Sponsors shall be used to pay benefits or discharge liabilities or obligations specifically allocable or attributable, respectively, to any other Plan or any other Plan Sponsor.

	C.	Within ninety (90) days after the close of each calendar
year, the date of the removal or resignation of the Trustee, or the termination of the Trust, the Trustee shall render to the Primary Sponsor a written account of its management of the Fund covering the period since the previous account and report. The written approval of that accounting and report by the Primary Sponsor or the failure of the Primary Sponsor to notify the Trustee of its disapproval of such accounting within one hundred and eighty (180) days after its receipt shall be final and binding as to the Trustee's administration of the Trust for the period upon the Primary Sponsor and all persons who have or may thereafter have an interest in the Trust.

	SECTION XIV.
	RESIGNATION, REMOVAL AND SUCCESSION

	A.	The Trustee may resign at any time upon giving sixty
(60) days' prior written notice to the Primary Sponsor.

	B.	The Trustee may be removed by the Primary Sponsor at any
time; provided, however, that in the event of a Change of Control, the Trustee may thereafter be removed only after securing the written consent of a majority of the Members of the Plan and the designated beneficiaries of deceased Members.

	C.	Upon the removal or resignation of the Trustee, any
successor appointed shall have the same powers and duties as those conferred upon the Trustee under this Trust. Prior to a Change of Control, the appointment of any successor Trustee shall be in the sole discretion of the Primary Sponsor. On or after a Change of Control, the appointment of any successor Trustee shall be made only with the consent of a majority of the Members of the Plans and the designated beneficiaries of deceased Members. Upon receipt by the Trustee of a written acceptance of the appointment by the successor Trustee, the Trustee shall transfer to the successor Trustee the assets constituting the Trust; provided, however, the Trustee shall not be required to pay over assets to a successor Trustee unless the Trustee shall be discharged from all liability for any taxes which may be due and owing by the Trust, or unless the successor Trustee, who must be acceptable to the Trustee, indemnifies the Trustee and the Trustee in its sole discretion agrees to accept indemnification. In the event that within ninety
(90) days after the removal or resignation of the Trustee the Primary Sponsor shall have failed to appoint a successor Trustee or the Trustee shall not have received a written acceptance from a successor Trustee, then the Trustee may file an appropriate action in a court of competent jurisdiction and transfer to the custody of the court the assets then held by the Trustee constituting the Trust. Upon transfer to a successor Trustee or to the court, as the case may be, the Trustee shall be relieved of all further responsibilities and liabilities in connection with the Trust. The Trustee is authorized, however, to reserve therefrom any assets as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of the reserve remaining after the payment of the Trustee's fees and expenses shall be paid over to the successor Trustee or to the court.

	SECTION XV.
	AMENDMENT AND TERMINATION

	A.	Prior to a Change of Control, the Trust Agreement may be
amended any time and to any extent by a written instrument executed by the Primary Sponsor, provided, however, that no such amendment shall be effective to the extent that it purports to make the Trust revocable. In addition, no such amendment shall have the effect of reducing benefits accrued by Members under the Plan, delaying the times at which distributions are made from the Fund to Members and their beneficiaries or allowing a Plan Sponsor or any other person to receive distributions of the assets of the Fund not then permitted under the terms of the Trust Agreement. On or after a Change of Control, this Trust Agreement may only be amended with the consent of a majority of the Members of the Plan and the designated beneficiaries of deceased Members. No amendment that purports to increase the duties or responsibilities of the Trustee or to alter materially the manner in which the Trustee is to discharge any continuing duties or responsibilities shall be given effect without the consent of the Trustee and no other amendment shall be given effect without first providing notice of same to the Trustee. The Trustee and Primary Sponsor or, if applicable, a majority of the Members of the Plan and the designated beneficiaries of deceased Members may amend the Trust Agreement in any manner not otherwise specifically precluded by this Subsection, including any amendment regarding the removal of an existing
Trustee or the appointment of a successor Trustee.

	B.	Notwithstanding any other provisions of the Trust
Agreement to the contrary, the Trust shall terminate and all Fund assets shall be distributed (1) on the complete distribution of the Fund in accordance with the terms and provisions of the Plan; (2) upon the delivery to the Trustee of a writing terminating the Trust signed by the Primary Sponsor, all Members of the Plan and the designated beneficiaries of deceased Members; or (3) in the event the Internal Revenue Service makes a final determination that the assets of the Fund constitute compensation currently taxable as income to Members. Any assets remaining in the Fund after satisfaction of all liabilities and expenses of the Plan shall be returned to the Plan Sponsors.

	SECTION XVI.
	MISCELLANEOUS

	A.	The Trustee shall under no circumstances be required to
recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by any Member or any person entitled to receive benefits under the Plan, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of any Member or person for any cause whatsoever; provided, however, this Subsection A does not affect the provisions of Section VIII of the Trust Agreement.

	B.	The Primary Sponsor hereby agrees to indemnify and hold
harmless the Trustee from and against any and all losses, claims, damages, liabilities, costs and expenses, including but not limited to, liability for any judgments or settlements consented to in writing by the Trustee, as applicable, which consents will not be unreasonably withheld, and reasonable attorneys' fees arising out of or in connection with or as a direct or indirect result of its serving, respectively, as the trustee (including but not limited to the Trustee's acts or omissions with respect to (1) the voting of any share of stock held as part of the assets of the Trust; (2) establishing or maintaining investment funds or effecting investments therein in accordance with the terms and provisions of the Trust; or (3) the determinations by the Trustee of insolvency or of a Change of Control (including acts or omissions in accordance with the terms and provisions of the Trust following any determination of insolvency or a Change of Control); except those losses, claims, damages, liabilities, costs and expenses, if any, arising out of or in connection with or as a direct or indirect result of the Trustee's gross negligence or willful neglect. The Trustee shall promptly notify the Primary Sponsor of any claim, action or proceeding for which it may seek indemnity. This indemnity is a continuing obligation and shall be binding on the Primary Sponsor and its successors, whether by merger or otherwise, and assigns. In addition, this indemnity shall survive the resignation or removal of the Trustee, the liquidation of the Trust, or both events.

	C.	As used in this Trust Agreement, the term "Change of
Control" means any event that pursuant to the requirements of
Article X of the Primary Sponsor's Certificate of Incorporation, as amended from time to time, requires the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock (as defined therein); provided, however, that no event shall constitute a Change of Control if approved by the Board of Directors of the Primary Sponsor a majority of whom are "present directors" and "new directors." For purposes of the preceding sentence, "present directors" shall mean individuals who as of the date of this Trust Agreement were members of the Board of Directors of the Primary Sponsor and "new directors" shall mean any director whose election by the Board of Directors of the Primary Sponsor (in the event of vacancy) or whose nomination for election by the Primary Sponsor's stockholders was approved by a vote of at least three-fourths of the directors then still in office who are present directors and new directors; provided that any director elected to the Board of Directors of the Primary Sponsor solely to settle a threatened or actual proxy contest shall in no event be deemed to be a new director. The board of directors of the Primary Sponsor shall immediately notify the Trustee of the occurrence of a Change of Control. Upon receipt of such written notice or in the event the Trustee has actual knowledge that a Change of Control has occurred, the Trustee shall take no action nor facilitate the taking of any action contemplated by the Trust Agreement as being taken-prior to a Change-of Control if (1) an alternative procedure for taking such action is prescribed on or after a Change of Control, or (2) any action of the type described is expressly limited to the period prior to a Change of Control. If the Trustee should receive any written allegation to the effect that a Change of Control has occurred, the Trustee shall take no action nor facilitate the taking of any action described: in the immediately preceding sentence until making an independent determination as to whether a Change of Control has occurred. The Trustee shall make this determination within a period of sixty (60) days after the receipt of the written allegation. Following the determination, the Trustee shall discharge its duties under the Trust Agreement in a manner consistent with that determination.

	D.	Prior to a Change of Control, authority and
responsibility with regard to the voting of and control over any securities of a Plan Sponsor held in the Trust shall be exercised as follows: (1) the Primary Sponsor shall direct the Trustee in writing as to the manner in which such securities are to be voted; and (2) all other decisions affecting such securities, including, limitation, decisions to oppose or consent to tender or exchange offers, shall be similarly directed by the Primary Sponsor. The Trustee shall take such steps as may be necessary or appropriate to carry out the directions of the Primary Sponsor given pursuant to this Subsection. On or after a Change of Control, voting and all other decisions relating to the securities of a Plan Sponsor shall be made by the Trustee or, if such securities are subject to the investment authority of an Investment Manager, by that Investment Manager.

	E.	The Trustee shall be required to take any and all
reasonable legal action to enforce the obligations of each Plan
Sponsor under the Trust Agreement.

	F.	Whenever the context requires, words of the masculine
gender used herein shall include the feminine and the neuter, and the words used in the singular shall include the plural.

	G.	Each provision of the Trust Agreement is severable and
if any provision is found to be void as against public policy it shall not affect the validity of any other provision hereof.

	H.	The Trust Agreement shall be binding upon the successors
and assigns of each Plan Sponsor and the Trustee.

	I.	The provisions of the Trust shall be construed according
to the laws of the Commonwealth of Pennsylvania and, to the extent applicable, according to the laws of the United States.

	[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


	IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                    PRIMARY SPONSOR:

                                    RUBY TUESDAY, INC.


                                    By:/s/ Franklin E. Southall, Jr.
                                    Title: Vice President and Controller

ATTEST:


By:/s/ Walter Cole
Title: Assistant Secretary

	[CORPORATE SEAL]

                                    TRUSTEE:

                                    THE PRUDENTIAL TRUST COMPANY


                                    By:/s/ Daniel Arcure

                                    Title: Vice President and Assistant
                                           Secretary

ATTEST:

By:/s/ Deborah L. Kennedy
Title: Assistant Comptroller

		[SEAL]